Exhibit 1.01
Teleflex Incorporated
Conflict Minerals Report
For the Year Ended December 31, 2021

This Conflict Minerals Report of Teleflex Incorporated (herein referred to as “we,” “us,” “our,” “Teleflex” or the “Company”) for the reporting period from January 1, 2021 to December 31, 2021 (the “2021 Report Year”) is provided pursuant to the requirements of Rule 13p-1 under the Securities Exchange Act of 1934, as amended, (the “Rule”). This report is not audited.

In this report, the term “3TG” is used to refer to cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

The information contained in any website referenced herein is not incorporated by reference into this report.

1. Company Overview

Teleflex is a global provider of medical technology products that enhance clinical benefits, improve patient and provider safety and reduce total procedural costs. We primarily design, develop, manufacture and supply single-use medical devices used by hospitals and healthcare providers for common diagnostic and therapeutic procedures in critical care and surgical applications. We market and sell our products to hospitals and healthcare providers worldwide through a combination of our direct sales force and distributors. Our products include the following:

•	Vascular Access. Our vascular access products, which are primarily catheters and related devices, facilitate a variety of critical care therapies.
•
Interventional. Our interventional products include a variety of catheters, guidewires, drainage devices, introducers, diagnostic and intra-aortic balloon catheters as well as capital equipment and other products used by interventional cardiologists, interventional radiologists, vascular surgeons and vein practices.

•
Interventional Urology. Our interventional urology product portfolio includes the UroLift System, which provides a minimally invasive treatment for lower urinary symptoms due to benign prostatic hyperplasia, or BPH.

•	Surgical. Our surgical products are predominantly comprised of single-use products, appliers and sutures used in a variety of surgical procedures, access ports, and fluid management products.
•	Anesthesia. Our anesthesia portfolio includes a variety of airway and pain management products.
•	Respiratory. Our respiratory products are used in a variety of care settings that include oxygen therapy products, aerosol products, spirometry products, and ventilation management products.
•	Urology. Our urology product portfolio provides bladder management for patients in the hospital and individuals in the home care markets.
•	OEM. Our OEM division designs, manufactures and supplies custom components and instruments for original equipment manufacturers of medical device products.

2. Supply Chain Overview

We purchase the materials, components and finished goods that are necessary to the functionality or production of products we manufacture or contract to manufacture (which are collectively referred to in this report as “purchased materials”) from a large number of suppliers in diverse geographic locations. As a purchaser, we are several steps removed in the supply chain from the actual mining and processing of minerals that are in the purchased materials used for our products. Given the complexity of our supply chain, we rely on our suppliers to provide information pertinent to the origin of the 3TG contained in purchased materials supplied to us, including sources of 3TG that are provided to our direct suppliers by other suppliers in earlier stages of the supply chain. A large number of our direct suppliers and their suppliers are not subject to Securities and Exchange Commission (“SEC”) regulations;

therefore, our ability to obtain information responsive to the Rule’s requirements is subject to the cooperation of these suppliers.

3. Description of Reasonable Country of Origin Inquiry Efforts

Our reasonable country of origin inquiry (“RCOI”) was designed to facilitate our collection of conflict minerals data from our direct suppliers with respect to our products. Our RCOI efforts followed a process that was developed by our Conflict Minerals Team (as described in the “Due Diligence” section of this report), with the assistance of our third party conflict minerals consultant (which is referred to in this report as our “CM Consultant”), and after review of certain cross-industry information and selected published guidelines.

The process we implemented for RCOI conflict minerals data collection generally included, but was not limited to, the following measures:
1.In 2021, we reviewed the products that we manufacture or contract to manufacture to identify the potential presence of 3TG. The review utilized information that we compiled in prior years that was derived from examination of bills of material and utilization of scanner technology (which analyzes the element composition of certain of our products), and, where necessary, by contacting some of our suppliers to obtain additional information regarding product content. We also referenced the results of our prior year RCOIs. Based on our review, we determined that 3TG is or may be contained in certain of our products, primarily those containing electronics, resins or metals (the “Potential 3TG Products”). As a result, we identified suppliers (which are referred to in this report as “in-scope direct suppliers”) that provided the Potential 3TG Products and, therefore, were considered likely to use 3TG in purchased materials they supply to us. We requested information from the in-scope direct suppliers to determine whether the purchased materials they supplied to us contained 3TG and to identify the smelters or refiners (referred to as “SORs”) used in processing the minerals. Our purchases of the Potential 3TG Products from the in-scope direct suppliers from whom we requested information constituted approximately 80% of our purchases of such products in 2021. In seeking this information, we utilized the cross-industry, standardized Conflict Minerals Reporting Template (“CMRT”), which was developed by the Responsible Minerals Initiative (“RMI”). We used third party software to manage data collection, track supplier responses and provide reports summarizing the data collection process and overall status of the RCOI effort. A follow-up protocol was used when necessary in those instances where the information provided by a supplier was deemed incomplete, invalid or inconsistent.

2.In connection with the information requests, we directed our in-scope direct suppliers to educational and training materials provided on websites maintained by third parties, including the RMI, Organisation for Economic Co-operation and Development (“OECD”) and our CM Consultant’s website.
3.We checked the SOR information we received from our in-scope direct suppliers against country of origin information maintained by the RMI, which we have access to as a member of the RMI.
Of the 221 in-scope direct suppliers from whom we requested information in 2021,198 in-scope direct suppliers provided information to us. In applying RMI country of origin information to the data provided by our in-scope direct suppliers, we determined that the purchased materials used in our products may have originated from the Democratic Republic of the Congo (“DRC”) or an adjoining country that shares an internationally recognized border with the DRC (Angola, Burundi, the Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda or Zambia) (collectively with the DRC referred to below as the “Covered Countries”). However, the RMI country of origin information did not cover many of the smelters identified by our suppliers. In addition, with respect to gold, a number of SORs are not audited by RMI but by the London Bullion Market Association (“LBMA”) or the Responsible Jewellery Council (“RJC”). While gold refinery audits conducted by the

LBMA and the RJC are recognized by the RMI, the LBMA and the RJC do not provide country of origin information with respect to SORs that they have audited.

Based on the RCOI, we determined that certain of the 3TG contained in our products may have originated in the Covered Countries and did not originate solely from recycled or scrap sources. Accordingly, Teleflex exercised due diligence on the source and chain of custody of such 3TG and is filing this Conflict Minerals Report for the 2021 Report Year.

4. Due Diligence

Our due diligence processes and efforts are designed to conform, in all material respects, to the framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (3 rd Edition) (the “OECD Guidance”) and the related supplements for gold and for tin, tantalum and tungsten. The following is a discussion of the measures undertaken by Teleflex for the 2021 Report Year:

Establish strong company management systems

1.Teleflex has adopted a Conflict Minerals Policy Statement and made it publicly available at http://www.teleflex.com/en/aboutUs/suppliers/conflictMineralPolicy/index.html. The policy statement is attached to this report as Appendix A.

2.Teleflex has established a management system for the performance of supply chain due diligence and compliance with applicable reporting regulations. Oversight of these due diligence and reporting functions is the responsibility of our Conflict Minerals Steering Committee, which includes our Chief Financial Officer, our Corporate Vice President Manufacturing and Supply Chain and other members of management. The Conflict Minerals Steering Committee has established a Conflict Minerals Team that is responsible for implementing our conflict minerals due diligence and reporting processes. The Conflict Minerals Team is led by personnel knowledgeable about subject matters such as procurement, regulatory compliance and financial reporting. The Conflict Minerals Team reports to the Conflict Minerals Steering Committee. The Conflict Minerals Steering Committee provides reports to the Audit Committee of our Board of Directors on at least an annual basis with respect to the due diligence process and compliance with reporting obligations. In addition, we developed protocols for communication with in-scope direct suppliers and established record keeping procedures for retention of relevant documentation. Information regarding compliance with conflict minerals reporting was made available to all Teleflex employees through our internal employee intranet.

3.Our CM Consultant assisted us in aggregating and analyzing data collected from in-scope direct suppliers as part of our RCOI efforts, utilizing the CMRT version 6.10.

4.Our in-scope direct suppliers provide information on the origin of the 3TG contained in purchased materials, including identification of the sources of 3TG that are supplied to them from earlier stages of the supply chain.
In accordance with the OECD Guidance calling for the strengthening of company engagement with in-scope direct suppliers, we have, in cooperation with our CM Consultant, provided educational materials to these suppliers regarding SEC Conflict Minerals reporting requirements.

We utilized our CM Consultant’s Learning Management System to provide all in-scope suppliers access to Conflict Minerals training courses.

5.We utilized a grievance mechanism in the form of an email inbox, available to the public at conflict.minerals@teleflex.com. The grievance mechanism is designed to enable our employees and members of the public to identify issues that may exist in connection with our conflict minerals data collection and reporting process. We continue to publicize the existence of the grievance mechanism through our website and internal corporate communications.

Identify and assess risk in the supply chain

As noted above, a number of our in-scope direct suppliers provided us with information about the source of 3TG contained in purchased materials that they provide to us. We assess supplier risk based on the likelihood that a supplier provides 3TG that may originate from non-conflict free sources. As described in more detail below, our assessment of the magnitude of supplier risk is based on (i) our assessment of the risk that the in-scope direct supplier’s due diligence program will not be strong enough to effectively identify each SOR in the supply chain that is the source of 3TG contained in purchased materials, and otherwise to meaningfully assist us in reducing risk in the supply chain (which we refer to in this report as “supplier process risk”) and (ii) our assessment of the extent to which SORs that are identified by our in-scope direct suppliers as an SOR of 3TG contained in purchased materials do not participate in RMI’s Responsible Minerals Assurance Process (“RMAP”) and whether, with respect to those SORs that did not participate, there exists other evidence of unethical or conflict sourcing (which we refer to in this report as “SOR facility risk”).

With respect to supplier process risk, we evaluate the strength of the in-scope direct supplier’s program in identifying SORs and risk in the supply chain. Evaluating the strength of the program can provide important information that assists us in determining key risk mitigation measures as the program progresses. The criteria used to evaluate the strength of the in-scope direct supplier’s program are:

•Does the supplier have a policy in place that includes conflict-free sourcing?
•Has the supplier implemented due diligence measures for conflict-free sourcing?
•Does the supplier verify due diligence information received from its suppliers?
•Does the supplier’s verification process include corrective action management?

We assess the strength of the in-scope direct supplier’s program based upon the extent to which the supplier meets these criteria.
As part of our risk management plan and to enhance the in-scope direct suppliers’ understanding of our expectations, we provided, through our CM Consultant, video and written training on Conflict Minerals and the CMRT.

Utilizing the SOR information provided by our in-scope direct suppliers, we assessed SOR facility risk by cross checking the identified SORs against the RMI’s Standard Smelters and Refiners List (which includes SORs that have committed to undergo a RMAP audit or are participating in one of the cross-recognized certification programs: LBMA Responsible Gold Certification or RJP Chain-of-Custody Certification). Once the SOR’s inclusion on the Standard Smelters and Refiners List was confirmed, the SOR was referenced against the RMAP to determine if the facility is conformant with RMAP assessment protocols (“RMAP Conformant”).

If an SOR was not RMAP Conformant, our CM Consultant either attempted to contact the SOR to gather information about its sourcing practices or conducted research to determine the facility’s sourcing practices.

Each facility that met the RMI definition of an SOR of a 3TG mineral was assigned a risk of high, medium or low based on the following five scoring criteria:

•Geographic proximity to the Covered Countries;
•RMAP audit status;
•Known mineral source country of origin;
•Credible evidence of unethical or conflict sourcing; and
•Peer Assessments conducted by credible third-party sources.

Design and implement a strategy to respond to risks

1.We utilize a reporting protocol under which the Conflict Minerals Team reports to the Conflict Minerals Steering Committee, which, in turn, provides reports to the Audit Committee. The protocol is designed to enable the Conflicts Minerals Team to report, among other things, any identified risk in the supply chain.

2.Our risk management strategy includes an evaluation of our in-scope direct suppliers for compliance with our expectation, as expressed in the Teleflex Conflict Minerals Policy Statement, that our suppliers “undertake reasonable due diligence within their supply chains to determine the origin of the conflict minerals contained in materials and products they supply to Teleflex.”

3.When high risk facilities were reported on a CMRT by one of our in-scope direct suppliers, risk mitigation activities were initiated. Our CM Consultant provided correspondence to the supplier, instructing it to commence risk mitigation actions, including submission of product specific CMRTs, to enhance our ability to identify the presence of 3TG in purchased materials.

Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

Our CM Consultant is a member of the RMI, which approves auditors to enable them to conduct RMAP audits of SORs on behalf of its members. Our CM Consultant utilizes the RCOI information provided to members of the RMI to determine the possible country of origin of the conflict minerals used in its products and to determine whether SORs identified by its suppliers are RMAP Conformant.

Report on supply chain due diligence

1.Teleflex annually files with the SEC a Specialized Disclosure Report on Form SD, which includes, as an exhibit, its Conflict Minerals Report.

2.Teleflex makes its Conflict Minerals Policy Statement publicly available at http://www.teleflex.com/en/aboutUs/suppliers/conflictMineralPolicy/index.html.

5. Due Diligence Results

Teleflex sought to identify, through the measures described in Section 4 above, the risk that the 3TG in products it manufactures or contracts to manufacture finance or benefit armed groups in the supply chain. As used herein, the term “armed group” refers to an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under section 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the Covered Countries.

Based on our due diligence efforts described in Section 4 above, we do not have sufficient information to conclusively determine the countries of origin of the 3TG in our products or whether the 3TG in our products are solely from recycled or scrap sources. Most responding in-scope direct suppliers did not provide specific information as to the origin of the 3TG contained in purchased materials they supply to us. Rather, they advised us only as to the SORs from which 3TG used in any of their materials, components or finished goods originated (regardless of whether those products were supplied to us). Any facility reported by a supplier to Teleflex as an SOR was cross-referenced with the RMI Standard Smelter List that accompanied version 6.10 of the CMRT. Of the 336 SORs identified by our suppliers that also were on the RMI smelter list, 231were listed as RMAP Conformant and are considered “conflict-free.” An additional 18 facilities were active in the RMAP audit process as of April 29, 2022. The remaining 87 facilities were, at the same date, not currently engaged or were non conformant with the RMAP audit program but have been contacted by our CM Consultant on our behalf to encourage them to undertake such an audit. Moreover, many of the SORs identified by our suppliers were not included in the smelter information provided by the RMI. Therefore, we do not have sufficient information to determine if any of our products contained 3TG that originated from SORs whose procurement practices entail a risk that the minerals any such SOR processes finance or benefit armed groups.

Appendix B to this report contains a list of those SORs identified by our in-scope direct suppliers as potentially having processed the necessary 3TG contained in our products in 2021 (which, because most responding suppliers did not provide specific information as to the origin of 3TG included in purchased materials that they supply to us, may include smelters from which 3TG used in our products did not originate).

6. Future Due Diligence Measures

Teleflex continues to explore ways in which it can enhance its due diligence efforts. Among the measures under consideration are increased communications with our suppliers to improve the response rate and quality of information included on their CMRTs (e.g. by improving the accuracy of SOR names entered on the CMRTs (which would enhance our efforts to match the SORs against the relevant RMI SOR lists) and by providing product specific information as to the origin of 3TG contained in purchased material supplied to us).

7. Limitations on Our Due Diligence Efforts

We are a downstream purchaser of parts and components. As a result, we do not have data relating to the original sources of materials necessary to the functionality or manufacture of our products. We must rely on our suppliers who, in turn, must rely on their upstream suppliers in the supply chain to obtain necessary information. Information supplied by various entities in the supply chain may be inaccurate or incomplete.

Appendix A

Teleflex Conflict Minerals Policy Statement

On August 22, 2012, the U.S. Securities and Exchange Commission (SEC) adopted a final rule to implement reporting and disclosure related to “conflict minerals,” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The rule requires manufacturers who are SEC filers to disclose whether the products they manufacture or contract to manufacture contain “conflict minerals” that are “necessary to the functionality or production” of those products.

Conflict minerals refer to tin, tantalum, tungsten and gold (commonly referred to as “3TG”), regardless of where they are sourced, processed or sold. The final rule is intended in part to bring greater supply chain transparency to the use of such minerals originating from the Democratic Republic of Congo and adjoining countries in an effort to help end the violent conflict which has been financed, in part, by the exploitation and trade of conflict minerals.

Tin, tungsten, tantalum and gold are essential in the manufacture of a variety of electronic and medical devices and other products, including some of Teleflex’s products. Teleflex is committed to institute procedures and reporting systems, and to conduct the necessary diligence to comply with the final rule.

Specifically, we are:

1.using a documented reasonable due diligence process, which conforms to the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High-Risk Areas, and are working closely with our suppliers to determine the presence of 3TG in our supply chain;

2.taking steps to determine the use, country of origin and chain of custody of 3TG minerals in our global product portfolio; and

3.committed to improve, over time, the ability to track and trace conflict minerals in our supply chain.

Teleflex sources from numerous suppliers and, a large number of our suppliers and their suppliers are private companies or international companies which are not subject to SEC regulations; therefore, Teleflex must rely on the cooperation of its suppliers in the implementation of this policy and in enabling Teleflex to meet its SEC disclosure and reporting obligations on a timely basis. Teleflex expects its suppliers to undertake reasonable due diligence within their supply chains to determine the origin of the conflict minerals contained in materials and products they supply to Teleflex. Further, we expect our suppliers to source conflict minerals used in our supply chain responsibly in an effort to help end the violent conflict in the DRC.

Suppliers and other external parties are encouraged to contact us at conflict.minerals@teleflex.com if they wish to seek guidance on this policy or if they wish to report concerns.

Appendix B
SOR Information

In connection with our reasonable country of origin inquiry and due diligence, as applicable, our in-scope direct suppliers identified to us the SORs listed below as potentially having processed the necessary 3TG contained in our products in 2021. All information included in the table below is as of April 29, 2022, and the “RMAP Audit Status” reflected in the table for each SOR represents such SOR’s status as of such date. SORs listed as “Conformant” may not have been RMAP Conformant for all of 2021 and may not continue to be so listed for any future period. The RMAP Audit Status is defined as:

Status	Definition
Conformant	These smelters have been audited to RMAP and are fully compliant.
Non-Conformant	These smelters have been audited to RMAP but failed the audit and are non-compliant
Active	These smelters are engaged and working towards RMAP compliance
In Communication	The entity is not yet Active but is in communication with RMAP and/or a member company.
Outreach Required	Outreach is needed by RMI member companies to contact entity and encourage their participation in the RMAP program.
Communication Suspended - Not Interested	The entity has communicated a lack of interest in participation.
RMI Due Diligence Review - Unable to Proceed	The entity has not met the threshold for Due Diligence Vetting Process after a period of 6 months. Status may change if additional information is submitted.
The large majority of the responses we received from the supplier survey either provided data at a company or divisional level or did not specify the SORs from whom 3TG in the purchased materials were derived. We therefore are unable to determine whether the 3TG reported by the suppliers were contained in purchased materials. As a result, we were unable to determine the extent to which purchased materials contained 3TG derived from the SORs listed below.
Smelter Table

Metal	Smelter Name	Smelter ID	RMAP Audit Status
Tungsten	A.L.M.T. Corp.	CID000004	Conformant
Gold	Advanced Chemical Company	CID000015	Conformant
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant
Gold	Argor-Heraeus S.A.	CID000077	Conformant
Gold	Asahi Pretec Corp.	CID000082	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Outreach Required
Tungsten	Kennametal Huntsville	CID000105	Conformant
Gold	Aurubis AG	CID000113	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant

Gold	Boliden AB	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant
Gold	Caridad	CID000180	Outreach Required
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant
Gold	Cendres + Metaux S.A.	CID000189	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Outreach Required
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	Conformant
Gold	Chimet S.p.A.	CID000233	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant
Gold	Chugai Mining	CID000264	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Outreach Required
Tin	Alpha	CID000292	Conformant
Tin	PT Aries Kencana Sejahtera	CID000309	Active
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	In Communication
Gold	DSC (Do Sung Corporation)	CID000359	Conformant
Gold	Dowa	CID000401	Conformant
Tin	Dowa	CID000402	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Conformant
Tin	EM Vinto	CID000438	Conformant
Tin	Estanho de Rondonia S.A.	CID000448	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant
Tin	Fenix Metals	CID000468	Conformant
Gold	OJSC Novosibirsk Refinery	CID000493	Non-Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Outreach Required
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Conformant
Tungsten	Global Tungsten & Powders Corp.	CID000568	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Outreach Required
Gold	LT Metal Ltd.	CID000689	Conformant
Gold	Heimerle + Meule GmbH	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Outreach Required
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	Conformant
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Outreach Required

Gold	HwaSeong CJ CO., LTD.	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant
Gold	Istanbul Gold Refinery	CID000814	Conformant
Gold	Japan Mint	CID000823	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant
Gold	Asahi Refining USA Inc.	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	CID000929	Non-Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Non-Conformant
Gold	Kazakhmys Smelting LLC	CID000956	In Communication
Gold	Kazzinc	CID000957	Conformant
Tungsten	Kennametal Fallon	CID000966	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant
Gold	Kyrgyzaltyn JSC	CID001029	Non-Conformant
Gold	L'azurde Company For Jewelry	CID001032	RMI Due Diligence Review - Unable to Proceed
Gold	Lingbao Gold Co., Ltd.	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Outreach Required
Tin	China Tin Group Co., Ltd.	CID001070	Conformant
Tantalum	LSM Brasil S.A.	CID001076	Conformant
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Outreach Required
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant
Gold	Materion	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant
Tin	Metallic Resources, Inc.	CID001142	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant

Gold	Metalor Technologies S.A.	CID001153	Conformant
Gold	Metalor USA Refining Corporation	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant
Tin	Mineracao Taboca S.A.	CID001173	Conformant
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant
Tin	Minsur	CID001182	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant
Tantalum	NPM Silmet AS	CID001200	Conformant
Gold	Moscow Special Alloys Processing Plant	CID001204	Non-Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Conformant
Gold	Nihon Material Co., Ltd.	CID001259	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant
Tin	Novosibirsk Processing Plant Ltd.	CID001305	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Non-Conformant
Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant
Gold	PAMP S.A.	CID001352	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Non-Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant
Tin	PT Artha Cipta Langgeng	CID001399	Conformant
Tin	PT Babel Inti Perkasa	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	CID001406	Conformant
Tin	PT Belitung Industri Sejahtera	CID001421	Outreach Required
Tin	PT Bukit Timah	CID001428	Conformant
Tin	PT Mitra Stania Prima	CID001453	Conformant
Tin	PT Panca Mega Persada	CID001457	Outreach Required
Tin	PT Prima Timah Utama	CID001458	Conformant
Tin	PT Refined Bangka Tin	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	CID001468	Conformant
Tin	PT Timah Tbk Kundur	CID001477	Conformant
Tin	PT Timah Tbk Mentok	CID001482	Conformant
Tin	PT Timah Nusantara	CID001486	Active

Tin	PT Tinindo Inter Nusa	CID001490	Conformant
Tin	PT Tommy Utama	CID001493	In Communication
Gold	PX Precinox S.A.	CID001498	Conformant
Tantalum	QuantumClean	CID001508	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant
Gold	Royal Canadian Mint	CID001534	Conformant
Tin	Rui Da Hung	CID001539	Conformant
Gold	Sabin Metal Corp.	CID001546	Communication Suspended - Not Interested
Gold	Samduck Precious Metals	CID001555	Conformant
Gold	Samwon Metals Corp.	CID001562	Communication Suspended - Not Interested
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Outreach Required
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Non-Conformant
Tin	Soft Metais Ltda.	CID001758	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant
Gold	Super Dragon Technology Co., Ltd.	CID001810	Outreach Required
Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant
Tantalum	Telex Metals	CID001891	Conformant
Tin	Thaisarco	CID001898	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Outreach Required
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Outreach Required
Gold	Torecom	CID001955	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant
Gold	Valcambi S.A.	CID002003	Conformant
Tin	VQB Mineral and Trading Group JSC	CID002015	Outreach Required
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant

Gold	Yamakin Co., Ltd.	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CID002180	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant
Gold	Morris and Watson	CID002282	In Communication
Gold	SAFINA A.S.	CID002290	Conformant
Gold	Guangdong Jinding Gold Limited	CID002312	Outreach Required
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Communication Suspended - Not Interested
Gold	Umicore Precious Metals Thailand	CID002314	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant
Tin	CV Venus Inti Perkasa	CID002455	Active
Gold	Geib Refining Corporation	CID002459	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant
Tin	PT Tirus Putra Mandiri	CID002478	Outreach Required
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Outreach Required
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant
Tantalum	D Block Metals, LLC	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	Conformant
Gold	Fidelity Printers and Refiners Ltd.	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Singway Technology Co., Ltd.	CID002516	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Outreach Required

Tantalum	KEMET Blue Metals	CID002539	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	CID002543	Conformant
Tantalum	H.C. Starck Co., Ltd.	CID002544	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Conformant
Tantalum	H.C. Starck Inc.	CID002548	Conformant
Tantalum	H.C. Starck Ltd.	CID002549	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant
Gold	Al Etihad Gold Refinery DMCC	CID002560	Conformant
Gold	Emirates Gold DMCC	CID002561	Conformant
Gold	International Precious Metal Refiners	CID002562	In Communication
Gold	Kaloti Precious Metals	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Sudan Gold Refinery	CID002567	Outreach Required
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Non-Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Outreach Required
Gold	T.C.A S.p.A	CID002580	Conformant
Gold	REMONDIS PMR B.V.	CID002582	Conformant
Gold	Fujairah Gold FZC	CID002584	Outreach Required
Gold	Industrial Refining Company	CID002587	Non-Conformant
Gold	Shirpur Gold Refinery Ltd.	CID002588	Outreach Required
Tungsten	Niagara Refining LLC	CID002589	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant
Gold	Marsam Metals	CID002606	Conformant
Gold	TOO Tau-Ken-Altyn	CID002615	Conformant
Tungsten	China Molybdenum Co., Ltd.	CID002641	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Conformant
Tungsten	Hydrometallurg, JSC	CID002649	Conformant
Tin	PT Cipta Persada Mulia	CID002696	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant
Gold	Abington Reldan Metals, LLC	CID002708	Non-Conformant
Tungsten	Unecha Refractory metals plant	CID002724	Conformant
Tin	Super Ligas	CID002756	Active
Gold	SAAMP	CID002761	Conformant

Gold	L'Orfebre S.A.	CID002762	Conformant
Gold	8853 S.p.A.	CID002763	Conformant
Gold	Italpreziosi	CID002765	Conformant
Tin	Metallo Belgium N.V.	CID002773	Conformant
Tin	Metallo Spain S.L.U.	CID002774	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant
Tin	PT Sukses Inti Makmur	CID002816	Active
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	Conformant
Tungsten	ACL Metais Eireli	CID002833	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	CID002834	Conformant
Tin	PT Menara Cipta Mulia	CID002835	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant
Tungsten	Moliren Ltd.	CID002845	Conformant
Gold	AU Traders and Refiners	CID002850	Non-Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	Active
Gold	Sai Refinery	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	CID002857	Non-Conformant
Tin	Modeltech Sdn Bhd	CID002858	Non-Conformant
Gold	Bangalore Refinery	CID002863	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	Outreach Required
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Outreach Required
Gold	Pease & Curren	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	CID002893	Outreach Required
Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant
Gold	Safimet S.p.A	CID002973	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Outreach Required
Gold	African Gold Refinery	CID003185	Outreach Required
Gold	Gold Coast Refinery	CID003186	Outreach Required
Gold	NH Recytech Company	CID003189	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant
Tin	PT Bangka Serumpun	CID003205	Conformant
Tin	Pongpipat Company Limited	CID003208	Outreach Required
Gold	QG Refining, LLC	CID003324	Outreach Required
Tin	Tin Technology & Refining	CID003325	Conformant
Gold	Dijllah Gold Refinery FZC	CID003348	Outreach Required
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Non-Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CID003379	Conformant

Tin	PT Masbro Alam Stania	CID003380	Active
Tin	PT Rajawali Rimba Perkasa	CID003381	Conformant
Gold	CGR Metalloys Pvt Ltd.	CID003382	Outreach Required
Gold	Sovereign Metals	CID003383	Outreach Required
Tin	Luna Smelter, Ltd.	CID003387	Conformant
Tungsten	KGETS Co., Ltd.	CID003388	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Non-Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	Conformant
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	Conformant
Tin	Precious Minerals and Smelting Limited	CID003409	Non-Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Outreach Required
Tungsten	NPP Tyazhmetprom LLC	CID003416	Active
Tungsten	GEM Co., Ltd.	CID003417	Conformant
Gold	C.I Metales Procesados Industriales SAS	CID003421	Active
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Active
Tin	PT Mitra Sukses Globalindo	CID003449	Active
Gold	Augmont Enterprises Private Limited	CID003461	Active
Gold	Kundan Care Products Ltd.	CID003463	In Communication
Tungsten	Cronimet Brasil Ltda	CID003468	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Active
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	In Communication
Gold	K.A. Rasmussen	CID003497	Outreach Required
Gold	Alexy Metals	CID003500	Active
Tin	CRM Synergies	CID003524	Conformant
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Active
Gold	Sellem Industries Ltd.	CID003540	Communication Suspended - Not Interested
Gold	MD Overseas	CID003548	In Communication
Tungsten	Artek LLC	CID003553	Outreach Required
Gold	Metallix Refining Inc.	CID003557	In Communication
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Conformant
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Conformant
Tungsten	Fujian Xinlu Tungsten	CID003609	Conformant
Tungsten	OOO “Technolom” 2	CID003612	Active
Tungsten	OOO “Technolom” 1	CID003614	Active

Gold	WEEEREFINING	CID003615	Active
Gold	Value Trading	CID003617	In Communication
Gold	ABC Refinery Pty Ltd.	CID002920	Outreach Required